UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CĪON INVESTMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CION INVESTMENTS

Scan the code with your phone's camera to hear an important message from CION Investments.

Vote Now Before Time Runs Out!

Dear Shareholder,

We are pleased to provide you with the enclosed proxy materials for the CION Investment Corporation ("CION") 2023 Annual Meeting of Shareholders, which will be held virtually at 5:00 pm ET on Thursday, July 27, 2023 (the "Meeting"). **Your vote is extremely important, regardless of the number of shares you own.** We urge you to vote as soon as possible to ensure that the Meeting can occur as scheduled, which would avoid incurring additional costs to CION and its shareholders.

We urge you to carefully read the enclosed proxy materials, including the proxy statement, as they describe in detail the Proposals (as defined below) to be considered by CION's shareholders. We are asking shareholders to (1) elect three directors each for a term of three years expiring in 2026; and (2) provide flexibility for CION to sell shares below net asset value in one or more offerings within 12 months after shareholder approval (together, the "Proposals").

If you have any questions or need assistance, please call 1-866-614-2217.

CION's proxy solicitor, Broadridge Financial Services, Inc. ("Broadridge"), will begin calling shareholders in the coming weeks and plans to continue to call shareholders who have not voted until the required votes approving the Proposals are received. Once your vote has been received, Broadridge will remove you from the call list.

As a result, we encourage you to vote at your earliest convenience using one of the following quick and easy methods:

FOUR WAYS TO VOTE

PROXY QUESTIONS?
Call 1-866-614-2217

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call 1-866-614-2217 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

P95292-LTR

P95292 - EPB Let’s Vote on it. Let your proxy vote be heard. YOUR VOTE MATTERS. We’ve made it easy, so take two minutes right now on any device you prefer. PHONE TABLET Go to: Proxyvote.com PC

CION INVESTMENTS

Your vote is important - Vote your shares today!

The annual shareholders meeting will be held on July 27, 2023. Whether or not you plan to attend virtually, your vote is very important. **You can vote your shares by internet, telephone, or mail.**

Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number. **If you have any questions or need assistance, please call 1-866-614-2217.**


0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call 1-866-614-2217 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.


0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

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